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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 26, 1997) pertaining to the EOTT Energy Corp. 1994 Unit Option Plan of EOTT Energy Partners, L.P. of our report dated October 15, 1998, with respect to the statement of assets available for disposal of Koch Pipeline Company, L.P. and Koch Oil Company included in the EOTT Energy Partners, L.P. Current Report on Form 8-K dated on or about December 14, 1998, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Wichita, Kansas
December 10, 1998